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Exhibit 10.68.1

Amendment to the
Dime Bancorp, Inc.
1992 Stock Option Plan

Effective December 20, 2001

        The Dime Bancorp, Inc. 1992 Stock Option Plan (the "Plan") is hereby amended in the following particulars:

  1.
  The second paragraph of Section 10 of the Plan is amended to add the following at the end thereof:

    "Notwithstanding the foregoing, and unless otherwise prohibited by the Committee, a Non-Qualified Stock Option shall be transferable to Immediate Family Members (as defined below), partnerships in which the only partners are Immediate Family Members, or trusts established solely for the benefit of Immediate Family Members. "Immediate Family Members" shall mean the grandparents, parents, aunts, uncles, spouse, brothers, sisters, cousins, children, nieces, nephews, grandchildren and great-grandchildren, and corresponding step relations, of the optionee who holds the Non-Qualified Stock Option."

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Amendment to the Dime Bancorp, Inc. 1992 Stock Option Plan Effective December 20, 2001